EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-206590) of ANADIGICS, Inc.,
2.	Registration Statement (Form S-8 No. 333-125971) pertaining to the ANADIGICS, Inc. 2005 Long-Term Incentive and Share Award Plan and the Amended and Restated Employee Stock Purchase Plan,
3.	Registration Statements (Form S-8 Nos. 333-136280 and 333-157711) pertaining to the ANADIGICS, Inc. Amended and Restated 2005 Long-Term Incentive and Share Award Plan,
4.

Registration Statements (Form S-8 Nos. 333-151293 and 333-172129) pertaining to the ANADIGICS, Inc. Amended and Restated Employee Stock Purchase Plan and the Amended and Restated 2005 Long-Term Incentive and Share Award Plan, and

5.	Registration Statement (Form S-8 No. 333-205145) pertaining to the ANADIGICS, Inc. 2016 Employee Stock Purchase Plan and the 2015 Long Term Incentive and Share Award Plan.

of our reports dated March 14, 2016, with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. and the effectiveness of internal control over financial reporting of ANADIGICS, Inc. included in this Annual Report (Form 10-K) of ANADIGICS, Inc. for the year ended December 31, 2015.

 /s/ Ernst & Young LLP

MetroPark, New Jersey

March 14, 2016